UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2024

INNO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2465 Farm Market 359 South Brookshire, TX	77423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 909-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2024, Inno Holdings Inc., a Texas corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”), providing for the sale and issuance of 500,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), for an aggregate purchase price of $2,000,000 at $4.00 per share. The purchase, sale, and issuance of the Shares (the “Closing”) are planned to take place on or before November 6, 2024.

The Shares were issued pursuant to the Purchase Agreement, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act or Regulation S promulgated under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Investors.

On October 31, 2024, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). The Registration Rights Agreement provided, among other things, that the Company will as soon as reasonably practicable, and in any event no later than December 31, 2024, file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares of Common Stock. The Company agreed to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

The Purchase Agreement contains customary representations, warranties and covenants in connection with the transaction. The representations, warranties and covenants in the Purchase Agreements are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Purchase Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement and Registration Rights Agreement, the forms of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

Item 8.01 Other Events.

On October 25, 2024, the Company received written notice (the “Compliance Notice”) from the Nasdaq Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with the bid price requirement in Nasdaq Listing Rule 5550(a)(2), which requires that companies listed on the Nasdaq Capital Market maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and that the Company’s securities will continue to be listed and traded on The Nasdaq Stock Market.

As previously disclosed, on October 16, 2024, the Company intended to appeal Nasdaq’s determination to a hearings panel (the “Hearings Panel”). In the Compliance Notice, Nasdaq notified the Company that the hearing before the Hearings Panel on December 12, 2024 is no longer required and has been cancelled.

Accordingly, the Company has regained compliance with the Minimum Bid Price Requirement and the matter is now closed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS INC.

By:	/s/ Ding Wei
Name:	Ding Wei
Title:	Chief Executive Officer

Date: October 31, 2024